                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            CROSSROADS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                     [LOGO]

                            CROSSROADS SYSTEMS, INC.

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759

                                January 23, 2002


Dear Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Crossroads Systems, Inc., which will be held at the offices of Brobeck, Phleger & Harrison LLP, 4801 Plaza on the Lake, Austin, Texas 78746 on Friday, March 1, 2002, at 9:00 a.m. Central Standard Time.

         Details of the business to be conducted at the annual meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

         After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote in favor of each such proposal and for each of the directors nominated for election to the Crossroads Systems, Inc. Board of Directors.

         You may vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Telephone and Internet voting instructions can be found on the attached proxy card. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the meeting.

         We look forward to seeing you at the meeting.

                                           Sincerely,





                                           Larry Sanders
                                           President and Chief Executive Officer

                    [This page is intentionally left blank.]

                            CROSSROADS SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 1, 2002


TO THE STOCKHOLDERS OF CROSSROADS SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crossroads Systems, Inc., a Delaware corporation, will be held on Friday, March 1, 2002, at 9:00 a.m. Central Standard Time, at the offices of Brobeck, Phleger & Harrison LLP, 4801 Plaza on the Lake, Austin, Texas 78746 for the following purposes, as more fully described in the Proxy Statement accompanying this
Notice:

         1. To elect two Class I directors to serve until our 2005 annual meeting of stockholders or until their successors are duly elected and qualified;

         2. To approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares of our common stock authorized to be issued under the plan by 1,000,000 shares and to increase the number of shares for which any one person can receive options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate in any one calendar year from 500,000 shares to 1,000,000 shares;

         3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for our company for the fiscal year ending October 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on January 2, 2002 are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Telephone and Internet voting instructions can be found on the attached proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by proxy, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.


                                                             Sincerely,



                                                             Reagan Y. Sakai
                                                             Secretary
Austin, Texas
January 23, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                            CROSSROADS SYSTEMS, INC.

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 1, 2002

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Crossroads Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on March 1, 2002. The annual meeting will be held at 9:00 a.m. Central Standard Time at the offices of Brobeck, Phleger & Harrison LLP, 4801 Plaza on the Lake, Austin, Texas 78746. These proxy solicitation materials were mailed on or about January 23, 2002, to all stockholders entitled to vote at our annual meeting.

VOTING

         The specific proposals to be considered and acted upon at our annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On January 2, 2002, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, we had 27,627,912 outstanding shares of our common stock and no shares of our preferred stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on January 2, 2002. Stockholders may not cumulate votes in the election of directors.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

         If the enclosed form of proxy is properly signed and returned or if you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying notice and proxy statement. You may revoke or change your Proxy at any time before the annual meeting by filing with our Corporate Secretary at our principal executive offices at 8300 N. MoPac Expressway, Austin, Texas 78759, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

SOLICITATION

         We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2003 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices in Austin, Texas, addressed to our Secretary, not later than September 25, 2002, the date which is 120 days prior to January 23, 2003. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2003 annual meeting of stockholders. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

         Our certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as practicable, and each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified. At this annual meeting, we will be electing two Class I directors whose terms will expire at our 2005 annual meeting. Our board currently consists of six persons. Both of the nominees listed below are current directors.

         Both nominees for election has agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR DIRECTOR

         The following table sets forth the name, age and current position of each person who is a nominee for election as one of our directors:

                                                                 PROPOSED CLASS
   NAME                        AGE       CURRENT POSITION          OF DIRECTOR
   ----                        ---       ----------------        --------------
   David L. Riegel              63           Director                Class I
   Brian R. Smith               36           Director                Class I


                         NOMINEES FOR CLASS I DIRECTORS

         DAVID L. RIEGEL, 63, has served as a member of our board of directors since November 1997. From November 1992 to September 1997, Mr. Riegel served as Chief Operating Officer of Exabyte Corporation. Mr. Riegel also served on the board of directors of Bolder Technologies Corporation, an energy technology company involved in the development of rechargeable battery systems, from May 1992 to June 2000. Mr. Riegel holds a B.S.E.E. from Purdue University.

         BRIAN R. SMITH, 36, a co-founder of Crossroads, has served as our Chairman of the Board since our inception in April 1995. Mr. Smith also serves as managing director of Convergent Investors, a venture capital firm located in Austin, Texas. Mr. Smith served as our Chief Executive Officer from our inception until October 2001 and as our President from inception until October 1997. From October 1994 to April 1995, Mr. Smith was President of a consulting services company. From January 1985 to October 1994, Mr. Smith held various development and management positions at IBM. Among other things, he led the development of IBM's Fibre Channel products and FDDI products and worked on several ESCON projects. He was also a technical representative for IBM on the Fibre Channel Systems Initiative for TCP/IP and SCSI. Mr. Smith has served on the American National Standards Institute committee developing many Fibre Channel standards since 1992. Mr. Smith serves on the board of directors of several private companies. Mr. Smith holds a B.S.E.E. from the University of Cincinnati and an M.S.E.E. from Purdue University.

OTHER DIRECTORS

         Set forth below is information concerning our other directors whose term of office continues after this annual meeting.

         Class II Directors Whose Terms Expire at the 2003 Annual Meeting of Stockholders.

         RICHARD D. EYESTONE, 55, has served as a member of our board of directors since May 1999. From 1993 to September 1996, Mr. Eyestone was employed at Bay Networks as Vice President of Sales and, from September 1996 to September 1998, as Senior Vice President of Market and Product Management. Mr. Eyestone currently serves on the board of directors of eSoft, Inc. Mr. Eyestone holds a B.S.E. in education from Drake University and an M.B.A. from the University of Iowa.

         WILLIAM P. WOOD, 46, has served as a member of our board of directors since December 1996. Since 1984, Mr. Wood has been a general partner and, for certain funds created since 1996, a special limited partner with Austin Ventures, a venture capital firm located in Austin, Texas. Since 1996, Mr. Wood has also served as the sole general partner of Silverton Partners, an investment partnership located in Austin, Texas. Mr. Wood serves on the board of Silicon Laboratories, Inc., as well as several private companies. Mr. Wood holds a B.A. in history from Brown University and an M.B.A. from Harvard University.

         Class III Directors Whose Terms Expire at the 2004 Annual Meeting of Stockholders.

         LARRY SANDERS, 55, has served as our President and Chief Executive Officer since November 2001. Mr. Sanders served as our President and Chief Operating Officer from February 2000 to October 2001. From 1995 to 1999, he was the President and Chief Executive Officer of Fujitsu Computer Products of America, where he was responsible for the strategic direction and management of the company's sales, marketing, research, development and manufacturing operations.

         PAUL S. ZITO, 46, has served as a member of our board of directors since April 2000. From April 1996 to April 1998, Mr. Zito served as Chief Operating Officer, Secretary, and Treasurer of NetSpeed, Inc., a privately held company that was acquired by Cisco Systems. From 1993 to March 1996, Mr. Zito served as Chief Financial Officer and Director of NetWorth, Inc, a publicly traded company that was acquired by Compaq Computer Corporation in 1995. Mr. Zito currently is the secretary of and serves on the board of directors of TippingPoint Technologies.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended October 31, 2001, our board of directors held seven meetings and acted by unanimous written consent 14 times. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during fiscal 2001.

         Audit Committee. The audit committee reports to the board of directors with regard to the selection of our independent auditors, the scope of our annual audits, fees to be paid to the auditors, the performance of our independent auditors, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The members of the audit committee are Messrs. Riegel, Wood and Zito. The audit committee held four meetings during fiscal 2001. The board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

         Compensation Committee. The compensation committee reviews and makes recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our directors, executive officers and certain other employees. In addition, the compensation committee reviews bonus and stock compensation arrangements for all of our other employees. The compensation committee also administers our stock option and stock purchase plans. The members of the compensation committee are Messrs. Eyestone and Zito. The compensation committee held three meetings during fiscal 2001.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

         Directors currently do not receive any fees from us for their service as directors, although by resolution of the board, they may receive a fixed sum and reimbursement for expenses in connection with their attendance at board and committee meetings or a stated salary.

         Non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 1999 Stock Incentive Plan. Non-employee and employee directors are also eligible to receive option grants under the discretionary option grant program of the 1999 plan. Under the automatic option grant program, each individual who first becomes a non-employee board member at any time after our initial public offering receives an option grant to purchase 15,000 shares of common stock on the date such individual joins the board. In addition, on the date of each annual stockholders meeting held after our initial public offering, each non-employee board member who continues to serve as a non-employee board member is automatically granted an option to purchase 5,000 shares of common stock, provided such individual has served on the board for at least six months. Under this program, on the date of our 2001 annual meeting of stockholders each of Messrs. Eyestone, Riegel, Topfer, Wood and Zito received an option grant to purchase 5,000 shares of common stock at an exercise price of $8.25 per share.

         Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and enter into indemnification agreements with all of our directors and executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

      PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

         Our stockholders are being asked to approve an amendment to our 1999 Stock Incentive Plan which will effect the following changes:

                  (i) increase the number of shares of our common stock reserved for issuance under the 1999 plan by an additional 1,000,000 shares; and

                  (ii) increase the number of shares for which any one person may receive options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate in any one calendar year from 500,000 shares to 1,000,000 shares.

          The 1999 plan was initially adopted in September 1999. The 1999 plan was amended in January 2001 to increase (i) the share reserve by 1,000,000 shares and (ii) the amount by which the share reserve is to increase annually to 4% of the number of shares of our common stock outstanding on the last trading day of the preceding calendar year not to exceed 1,000,000 shares annually. The amendment was approved by the stockholders at the 2001 annual meeting. The board of directors adopted the amendments to the 1999 plan that are subject to this proposal in January 2002, subject to stockholder approval at this Meeting.

         The board believes the amendment is necessary to assure that a sufficient reserve of common stock remains available for issuance under the 1999 plan in order to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to the our long-term growth and financial success. We rely significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. The amendment to increase the per person annual limit is necessary to ensure that any compensation deemed paid by the company in connection with options or stock issued to our executive officers in excess of 500,000 shares in any calendar year will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

         The following is a summary of the principal features of the 1999 plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Crossroads at 8300 N. MoPac Expressway, Austin, Texas 78759.

EQUITY INCENTIVE PROGRAMS

         The 1999 plan consists of five separate equity incentive programs: (i) the discretionary option grant program, (ii) the salary investment option grant program, (iii) the stock issuance program, (iv) the automatic option grant program for non-employee board members and (v) the director fee option grant program for non-employee board members. The principal features of each program are described below. The compensation committee of the board has been delegated exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and non-employee board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the board may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than our executive officers and non-employee board members. The compensation committee has complete discretion to determine the calendar year or years in which the salary investment option grant and director fee option grant programs will be in effect and to select the individuals who are to participate in the salary investment option grant program. All grants made to the participants in the salary investment option grant and director fee option grant programs are governed by the express terms of those programs. Neither the compensation committee nor any secondary committee exercises any administrative discretion under the automatic option grant program or director fee option grant program.

         The term plan administrator, as used in this summary, will mean the compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1999 plan.

SHARE RESERVE

         7,368,923 shares of our common stock have been reserved for issuance over the term of the 1999 plan. Such share reserve consists of (i) the 3,868,923 shares initially reserved for issuance under the 1999 plan, (ii) the additional 500,000 shares added to the reserve on January 2, 2001 pursuant to the automatic share increase provisions of the 1999 plan, (iii) the additional increase of 1,000,000 shares of common stock approved at the 2001 meeting, (iv) the additional 1,000,000 shares added to the reserve on January 2, 2002 pursuant to the automatic share increase provisions of the 1999 plan plus (v) the additional 1,000,000 shares that forms part of this proposal. On the first trading day of each calendar year during the term of the 1999 plan the number of shares of common stock available for issuance under the 1999 plan will automatically increase by an amount equal to four percent (4%) of the shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, subject to a maximum annual increase of 1,000,000 shares.

         As of December 31, 2001, 5,368,923 shares of common stock were subject to outstanding options under the 1999 plan, 3,825,177 shares of common stock had been issued under the 1999 plan, and 1,543,746 shares of common stock remained available for future issuance, assuming stockholder approval of this proposal.

         No participant in the 1999 plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares of common stock in the aggregate per calendar year, subject to stockholder approval of this proposal.

         The shares of common stock issuable under the 1999 plan may be drawn from shares of our authorized but unissued shares of such common stock or from shares of such common stock reacquired by us, including shares repurchased on the open market.

         In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the 1999 plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

         Officers and employees, non-employee board members and independent consultants in our service or our parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the discretionary option grant and stock issuance programs. Executive officers and other highly paid employees are also eligible to participate in the salary investment option grant program. Participation in the automatic option grant and director fee option grant programs is limited to non-employee members of the board.

         As of January 2, 2002, six executive officers, five non-employee board members and approximately 181 other employees and consultants were eligible to participate in the discretionary option grant and stock issuance programs. The six executive officers were also eligible to participate in the salary investment option grant program, and the five non-employee Board members were also eligible to participate in the automatic option grant and director fee option grant programs.

VALUATION

         The fair market value per share of our common stock on any relevant date under the 1999 plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On December 31, 2001 the fair market value per share determined on such basis was $4.49.

DISCRETIONARY OPTION GRANT PROGRAM

         The plan administrator has complete discretion under the discretionary option grant program portion of the 1999 plan to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

         Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the plan administrator. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program, which provide the holders with the right to surrender their options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of our common stock.

         The plan administrator also has the authority to effect the cancellation of any or all options outstanding under the discretionary option grant program and to grant, in substitution therefor, new options covering the same or a different number of shares of common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

SALARY INVESTMENT OPTION GRANT PROGRAM

         The compensation committee of the board has complete discretion in implementing the salary investment option grant program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $5,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program.

         Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

         The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as a immediate prepayment, as of the time of the option grant, of two thirds of the then current market price of the shares of common stock subject to the option.

         The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should we experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

         We have not yet implemented the salary investment option grant program.

STOCK ISSUANCE PROGRAM

         Shares of our common stock will be issued under the stock issuance program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the plan administrator. Shares will be issued for such valid consideration as the plan administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

AUTOMATIC OPTION GRANT PROGRAM

         Under the automatic option grant program, eligible non-employee board members receive a series of option grants over their period of board service. Each non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 15,000 shares of our common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee board member will automatically be granted an option to purchase 5,000 shares of our common stock. There will be no limit on the number of such 5,000-share option grants any one eligible non-employee board member may receive over his or her period of continued board service.

         Stockholder approval of this proposal will also constitute pre-approval of each option granted under the automatic option grant program on or after the date of the annual stockholders meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

         Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of board service. Each option will be immediately exercisable for the option shares; the shares acquired under the option will be subject to repurchase by us at the option exercise price paid per share, upon the optionee's cessation of board service prior to vesting in those shares. The shares subject to each initial 15,000-share automatic grant will vest in four successive equal annual installments upon the optionee's completion of each year of board service over the four-year period measured from the grant date. The shares subject to each annual 5,000-share grant will vest upon the optionee's completion of one year of board service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of Crossroads or upon the optionee's death or disability while a board member. Following the optionee's cessation of board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

DIRECTOR FEE OPTION GRANT PROGRAM

         The compensation committee has complete discretion in implementing the director fee option grant program for one or more calendar years in which non-employee board members may participate. As a condition to such participation, each non-employee board member must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to apply all or a portion of his or her cash retainer fee for the upcoming calendar year to the acquisition of a special option grant under the program.

         Each non-employee board member who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that retainer fee election is to be in effect.

         The number of shares subject to each such option will be determined by dividing the amount of the retainer fee for the calendar year to be applied to the program by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee that optionee has elected to be applied to the program. In effect, the portion of the annual retainer fee otherwise payable in cash serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then current market price of the shares of common stock subject to the option.

         The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such retainer fee election is in effect and will become immediately exercisable for all the option shares on an accelerated basis should Crossroads experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

         We have not yet implemented the director fee option grant program.

GENERAL PROVISIONS

         Acceleration

         In the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

         The plan administrator will have the authority under the discretionary option grant program to provide that those options will automatically vest in full (i) upon an acquisition of Crossroads, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of Crossroads effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced upon a hostile change in control. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions. The options granted under the salary investment option grant program, the automatic option grant program and the director fee option grant program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

         The acceleration of vesting in the event of a change in the ownership or control of Crossroads may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Crossroads.

         Limited Stock Appreciation Rights

         Each option granted under the salary investment option grant program, the automatic option grant program and the director fee option grant program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities or a change in a majority of the board as a result of one or more contested elections for board membership, the option may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the plan administrator may grant such rights to our officers as part of their option grants under the discretionary option grant program.

         Stockholder approval of this proposal will also constitute pre-approval of each limited stock appreciation right granted under the salary investment option grant program, the automatic option grant program and director fee option grant program and the subsequent exercise of those rights in accordance with the foregoing terms.

         Financial Assistance

         The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

         Special Tax Election

         The plan administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1999 plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

         Amendment and Termination

         The board may amend or modify the 1999 plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 1999 plan will terminate on the earliest of (i) September 30, 2009, (ii) the date on which all shares available for issuance under the 1999 plan have been issued as fully-vested shares or
(iii) the termination of all outstanding options in connection with certain changes in control or ownership of Crossroads.

STOCK AWARDS

         The table below shows, as to our Chief Executive Officer, the four other most highly compensated executive officers of Crossroads (with base salary and bonus for the past fiscal year in excess of $100,000), and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the 1999 plan from October 1, 2000 through December 31, 2001, together with the weighted average exercise price payable per share. We have not made any direct stock issuances to date under the 1999 plan.

                               OPTION TRANSACTIONS

                                                    NUMBER OF SHARES        WEIGHTED AVERAGE
                                                       UNDERLYING            EXERCISE PRICE
         NAME AND POSITION                         OPTIONS GRANTED (#)        PER SHARE ($)
         -----------------                         -------------------      ----------------
Larry D. Sanders
  President, Chief Executive Officer and Director       500,000                 $  4.56

Reagan Y. Sakai
  Vice President, Chief Financial Officer,
  Secretary and Treasurer                                40,000                    2.65

                                                    table continued on next page

                                                    NUMBER OF SHARES        WEIGHTED AVERAGE
                                                       UNDERLYING            EXERCISE PRICE
         NAME AND POSITION                         OPTIONS GRANTED (#)        PER SHARE ($)
         -----------------                         -------------------      ----------------
Phillip R. Bell
  Vice President of Worldwide Sales                     195,000                   8.14

Allen R. Sockwell                                        50,000                   2.65
  Vice President of Human Resources

Brian R. Smith
  Former Chief Executive Officer, Chairman
  of the Board and Director(1)                          300,000                   7.22

Richard D. Eyestone
  Director                                                5,000                   8.25

David L. Riegel
  Director                                                5,000                   8.25

William P. Wood
  Director                                                5,000                   8.25

Paul S. Zito
  Director                                               20,000                   7.78

Morton L. Topfer
  Director (2)                                           20,000                   7.78

All current executive officers as a
  group (5 persons)                                   1,085,000                   5.78

All current non-employee directors as a
 group (5 persons)(3)                                    55,000                   7.91

All employees, including current officers
 who are not executive officers, as
 a group (181 persons)                                1,911,848                   4.03

-----------

* 324,781 shares which may become issuable to some of our key employees pursuant to our 2002 bonus plan upon the completion of certain specified individual and company milestones are not included in this table.

(1) Mr. Smith served as our Chief Executive Officer until October 31, 2001.

(2) Mr. Topfer served as a director until November 27, 2001.

(3) The option grants made to Brian R. Smith were made in his capacity as an officer of Crossroads and are not included in the total number of options granted to non-employee directors. The options granted to Morton L. Topfer are included in the total number of options granted to non-employee directors, although he no longer serves as our director.


FEDERAL INCOME TAX CONSEQUENCES

         OPTION GRANTS

         Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

         Stock Appreciation Rights

         No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

         Direct Stock Issuances

         The tax principles applicable to direct stock issuances under the 1999 plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Assuming stockholder approval of this proposal, we anticipate that, assuming stockholder approval of this proposal, any compensation deemed paid by us in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Crossroads without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

         Option grants to employees under the discretionary option grant and automatic option grant programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value on the grant date of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in the footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense over the period that the option shares are to vest. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

         Option grants or stock issuances made under the 1999 plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to Crossroads in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.

         On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to non-employees (but not non-employee Board members acting in their capacity as Board members) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently remeasures at the end of each subsequent reporting period until final measurement on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, any options which are repriced after December 15, 1998 will also trigger a direct charge to our earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

         Should one or more individuals be granted tandem stock appreciation rights under the 1999 plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

NEW PLAN BENEFITS

         As of December 31, 2001, no stock options had been granted, and no shares of common stock had been issued, on the basis of the share increases which are the subject of this proposal. However, on the date of the Annual Meeting and assuming their re-election, if applicable, Messrs. Eyestone, Riegel, Smith, Wood and Zito will each receive an option grant for 5,000 shares at an exercise price equal to the fair market value per share of common stock on that date pursuant to the automatic option grant program.

STOCKHOLDER APPROVAL

         The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for approval of the amendment to the 1999 plan. Should such stockholder approval not be obtained, then the 1,000,000-share increase to the share reserve under the 1999 plan will not be implemented in any stock options granted under the 1999 plan on the basis of the increases will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increases. Additionally, the limit on the number of shares for which options, separately exercisable stock appreciation rights and direct stock which may be issued in the aggregate to any one person in any calendar year will remain at 500,000 shares. The 1999 plan will, however, continue in effect as previously approved by the stockholders, and option grants and direct stock issuances may continue to be made under the 1999 plan until all the shares available for issuance under the 1999 plan have been issued pursuant to such option grants and direct stock issuances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO OUR 1999 STOCK INCENTIVE PLAN.

              PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

         Our board of directors appointed the firm of PricewaterhouseCoopers LLP, independent public auditors for the fiscal year ended October 31, 2001 and has appointed PricewaterhouseCoopers LLP to serve in the same capacity for the fiscal year ending October 31, 2002. Fees for the last annual audit were $146,675 and all other fees were $279,082. We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during fiscal 2001. The board is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

         In the event the stockholders fail to ratify the appointment, our board will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board believes that such a change would be in the best interests of the company and our stockholders.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2002.

                                  OTHER MATTERS

         We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2001, by:

         o each person known by us to be a beneficial owners of five percent (5%) or more of our common stock;

         o each current director (both of our director nominees is a current director);

         o each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

         o        all current directors and executive officers as a group.

         Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person includes shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of December 31, 2001. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                                         PERCENTAGE
                                                                                   SHARES                 OF SHARES
                                                                                BENEFICIALLY            BENEFICIALLY
                             BENEFICIAL OWNER (1)                                   OWNED                 OWNED (2)
----------------------------------------------------------------------------    ------------            ------------
Executive Officers and Directors:
  Larry Sanders (3)........................................................         243,750                   *
  Reagan Y. Sakai (4)......................................................         157,638                   *
  Phillip R. Bell (5)......................................................          38,750                   *
  Allen R. Sockwell (6)....................................................         168,437                   *
  Brian R. Smith (7).......................................................       3,596,500                 13.0%
  Richard D. Eyestone (8)..................................................          31,400                   *
  David L. Riegel .........................................................          47,400                   *
  William P. Wood (9)......................................................         332,240                  1.2
  Paul S. Zito (10)........................................................          30,312                   *
  All current directors and executive officers as a group (9 persons)......       4,646,427                 16.8

* Less than one percent of the outstanding common stock

(1) Unless otherwise indicated, the address for all officers and directors is 8300 N. MoPac Expressway, Austin, Texas 78759.

(2) Percentage of ownership is based on 27,627,912 shares of common stock outstanding on January 2, 2002. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2001 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(3) Includes 25,000 shares of common stock held by the L and J Sanders Revocable Trust of which Mr. Sanders and his spouse are the trustees and 218,750 shares of common stock issuable upon the exercise of stock options.

(4) Includes 19,211 shares of common stock held by which are currently unvested and subject to our right to repurchase them at the price paid per share in the event Mr. Sakai's services are terminated prior to vesting and 66,563 shares of common stock issuable upon exercise of stock options.

(5) All shares of common stock indicated as owned by Mr. Bell are issuable upon the exercise of stock options.

(6) All shares of common stock indicated as owned by Mr. Sockwell are issuable upon the exercise of stock options.

(7) Includes 132,000 shares held in trust for the benefit of Mr. Smith's children as to which Mr. Smith disclaims beneficial ownership.

(8) Of the shares indicated as owned by Mr. Eyestone, 5,500 shares are held by the Echo Family Limited Partnership, of which Mr. Eyestone is the general partner.

(9) Mr. Wood's address is c/o Austin Ventures, 701 Brazos Street, Suite 1400, Austin, Texas 78701. 330,396 shares indicated as owned by Mr. Wood are included due to his affiliation with Silverton Partners, L.P., of which Mr. Wood is the general partner.

(10)     Includes 10,312 shares issuable upon the exercise of stock options.

                              CERTAIN TRANSACTIONS

         Registration rights. Some of our stockholders, including Brian R. Smith, have piggyback registration rights with respect to future registration of our shares of common stock under the Securities Act. If we propose to register any shares of common stock under the Securities Act, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

         These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors' rights agreement, except underwriting discounts and commissions incurred by the selling stockholders. The investors' rights agreement also contains our commitment to indemnify the holders of registration rights for losses they incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradeable without restriction under the Securities Act.

         Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors, please see "Director Compensation and Indemnification Arrangements" above and "Option Grants in Fiscal 2001" below.

         Loan to directors and officers. In May 1999, we made a loan to our officer Reagan Y. Sakai in the amount of $99,999 to allow Mr. Sakai to exercise certain of his outstanding stock options. Mr. Sakai delivered a full-recourse promissory note to us with respect to his loan. The promissory note is secured by the purchased shares and accrue interest at a rate of 7.0% per year, compounded semi-annually. The note becomes due on May 26, 2003, or earlier if Mr. Sakai leaves us or if the shares securing the promissory note are sold.

         In October 1999, we loaned our Vice President of Human Resources, Allen
R. Sockwell, $100,000 in exchange for a full-recourse promissory note which is due in full, with accrued interest, in six years or upon the date which Mr. Sockwell leaves us. The note accrues interest at 7.0% per year, compounded annually and all principal and accrued interest are due in one lump sum on December 31, 2006.

         Employment agreements. In February 2000 we entered into a letter agreement with our President and Chief Executive Officer, Larry Sanders, regarding the terms of his employment with us, including the salary, bonus, reimbursable expenses and potential stock option grants to which he is entitled. This agreement is terminable by either party at any time and without prior notice. However, if we terminate Mr. Sanders other than for cause, we would be obligated to pay him one year of his then current salary plus any bonus to which he would be entitled. Additionally, if we undergo a change in control, all of Mr. Sanders' then unvested options will accelerate and become immediately exercisable. In the event Mr. Sanders is terminated or his responsibilities or salary is reduced within 18 months of such change in control, he will be entitled to a one time payment of one year salary plus any bonus to which he would be entitled.

         Severance agreements. In February 2001 we entered into a letter agreement with our former Vice President of Engineering, John Middleton, regarding the termination of his employment with us. We agreed to pay Mr. Middleton $74,500 and accelerate the vesting of 32,344 shares of common stock/options held by Mr. Middleton. In exchange for this, Mr. Middleton agreed to release us from any and all claims he may make against us.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reports as follows with respect to the audit of our fiscal 2001 audited consolidated financial statements.

         Management is responsible for the company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the board of directors include the audited consolidated financial statements in the company's Annual Report on Form 10-K for the year ended October 31, 2001 filed with the Securities and Exchange Commission.


                                 Paul S. Zito (Chair)
                                 David L. Riegel
                                 William P. Wood

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for fiscal 2001 was in excess of $100,000, for services rendered in all capacities to the company and our subsidiaries for the fiscal years ended October 31, 1999, 2000 and 2001. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for fiscal 2001 has resigned or terminated employment during that fiscal year.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                         ANNUAL COMPENSATION             AWARDS
                                                   --------------------------------   ------------
                                                                       OTHER ANNUAL    SECURITIES      ALL OTHER
                                         FISCAL                        COMPENSATION    UNDERLYING     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR     SALARY($)  BONUS($)       ($)       OPTIONS (#)         ($)
---------------------------------------  ------    ---------  -------- ------------    -----------    ------------
Larry D. Sanders (1)                      2001      322,500    148,500        --           500,000            --
  President and Chief Executive Officer   2000      201,154    200,000   344,828(2)        500,000            --

Reagan Y. Sakai (3)                       2001      181,250     48,100    29,706(4)         40,000            --
  Vice President, Chief                   2000      160,000      8,500        --           100,000            --
  Financial Officer, Secretary            1999       62,490         --        --           127,500            --
  and Treasurer

Phillip R. Bell (5)                       2001      158,333         --    79,627(6)        195,000        18,000(7)
  Vice President of Worldwide Sales

Allen R. Sockwell (8)                     2001      191,250     58,500        --            50,000            --
  Vice President of Human Resources       2000      180,000     27,000    18,477(9)        125,000            --
                                          1999       27,346         --        --           120,000            --

Brian R. Smith (10)                       2001      297,500   128,700         --           300,000            --
  Chairman of the Board and former        2000      200,000     1,000         --                --            --
Chief Executive Officer                   1999      150,000         --        --                --           405(11)

-----------

(1) Mr. Sanders joined us as our President and Chief Operating Officer in March 2000. He has served as our President and Chief Executive Officer since November 2001.

(2) Represents amounts we paid in connection with the reimbursement of moving expenses for Mr. Sanders.

(3) Mr. Sakai joined us as our Vice President, Chief Financial Officer, Secretary and Treasurer in May 1999.

(4) Represents amounts we paid in connection with the reimbursement of moving expenses for Mr. Sakai.

(5) Mr. Bell joined us as our Vice President of Worldwide Sales in January 2001 and served us in that capacity until December 31, 2001.

(6)      Represents sales commissions we paid to Mr. Bell.

(7)      Represents amounts we paid as a signing bonus upon hiring Mr. Bell.

(8) Mr. Sockwell joined us as our Vice President of Human Resources in September 1999.

(9) Represents amounts we paid in connection with the reimbursement of moving expenses for Mr. Sockwell.

(10)     Mr. Smith served as our Chief Executive Officer until October 31, 2001.

(11) Represents the amount we paid in premiums for a life insurance policy for Mr. Smith.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning individual grants of stock options made during fiscal 2001 to each of our executive officers named in the Summary Compensation Table. We have never granted any stock appreciation rights. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

    The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent certain assumed rates of appreciation in the value of our common stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The potential realizable value is calculated based on the ten year term of the option at its time of grant. It is calculated based on the assumption that the our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The amounts reflected in the table may not necessarily be achieved.

    We granted these options under our 1999 Stock Incentive Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee's services are terminated. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 2,924,400 shares of common stock granted during fiscal 2001. The following table sets forth information concerning the individual grants of stock options to each of our named executive officers in fiscal 2001.

                          OPTION GRANTS IN FISCAL 2001

                                          INDIVIDUAL GRANTS
                            ------------------------------------------                     POTENTIAL REALIZABLE VALUE
                              NUMBER OF       PERCENT OF                                    OF ASSUMED ANNUAL RATES
                             SECURITIES          TOTAL                                    OF STOCK PRICE APPRECIATION
                             UNDERLYING    OPTIONS GRANTED    EXERCISE                          FOR OPTION TERM
                               OPTIONS     TO EMPLOYEES IN     PRICE      EXPIRATION      ---------------------------
NAME                        GRANTED(#)(1)   FISCAL 2001(%)   PER SHARE       DATE            5%($)           10%($)
----                        -------------   --------------   ---------    ----------      ----------      -----------
Larry D. Sanders..........    500,000            17.1           4.56       1/11/2011       1,433,880       3,633,733

Reagan Y. Sakai...........     40,000             1.4           2.65       7/30/2011          66,663         168,937

Phillip R. Bell...........    155,000             5.3           9.56       1/30/2011         931,896       2,361,608
                               40,000             1.4           2.65       7/30/2011          66,663         168,937

Allen R. Sockwell.........     50,000             1.7           2.65       7/30/2011          83,329         211,171

Brian R. Smith............    300,000            10.3           7.22       1/11/2011       1,362,186       3,452,046

(1) Options vest over a four-year period. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee's employment with us.

(2) The exercise price may be paid in cash or, in certain circumstances, through a promissory note payable to us.

FISCAL YEAR-END OPTION VALUES

    The following table provides information about stock options exercised in fiscal 2001 and options held as of October 31, 2001 by each of our executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during fiscal 2001 and none were outstanding at October 31, 2001. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

                            FISCAL 2001 OPTION VALUES

                                                                       NUMBER OF
                                  SHARES                         SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                 ACQUIRED          VALUE         UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                               ON EXERCISE(#)  REALIZED($)(1)   OCTOBER 31, 2001(#)(2)      OCTOBER 31, 2001($)(2)(3)
                            ----------------- ---------------  --------------------------  ----------------------------
                                                               EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
                                                               -----------  -------------  -----------    -------------
  Larry D. Sanders                 --               --           187,499      312,501           --             --
  Reagan Y. Sakai                  --               --            57,188      110,313         57,752         18,000
  Phillip R. Bell                  --               --             --         195,000           --           18,000
  Allen R. Sockwell                --               --           157,500      137,500           --           22,500
  Brian R. Smith                   --               --             --         300,000           --             --

-----------

(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise.

(2) Options granted under our 1996 Stock Option/Stock Issuance Plan, the predecessor to our 1999 Stock Incentive Plan, are immediately exercisable. "Exercisable" refers to those options which were both exercisable and vested while "unexercisable" refers to those options which were unvested.

(3) Value is determined by subtracting the exercise price from the fair market value of our common stock at October 31, 2001 ($3.10 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         Other than our agreement with Larry Sanders described in "Certain Transactions" above, we do not have any employment or change of control agreements with any of the executive officers named in the Summary Compensation Table.

     Our 1999 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

o In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed or replaced by the successor corporation or otherwise continued in effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

o The compensation committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with us or the acquiring entity is subsequently involuntarily terminated. The vesting of any outstanding shares under our 1999 plan may be accelerated upon similar terms and conditions.

o The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a hostile take-over effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee's services.

o The options currently outstanding under our 1996 Stock Option/Stock Issuance Plan, which was succeeded by the 1999 plan, will immediately vest in the event we are acquired by merger or asset sale, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity. If the options are so assumed by the acquiring entity and our repurchase rights are so assigned to such entity, then no accelerated vesting will occur at the time of the acquisition but the options will accelerate and vest in full upon an involuntary termination of the optionee's employment within 18 months following the acquisition.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. Our compensation committee currently consists of Messrs. Eyestone and Zito, neither of whom currently serves or has previously served as an officer or employee of our company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the compensation committee to review and determine the salaries and bonuses of executive officers of Crossroads, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the sole and exclusive authority to make discretionary option grants to the company's executive officers under our 1999 Stock Incentive Plan.

         The compensation committee believes that the compensation programs for the company's executive officers should reflect Crossroads' performance and the value created for Crossroads' stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company and should reward individual contribution to Crossroads' success. Crossroads is engaged in a very competitive industry, and the company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

         General Compensation Policy. The compensation committee's policy is to provide the company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the company's achievement of annual financial performance goals as well as individual contributions to these goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between Crossroads' executive officers and its stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the company's financial performance and stock price appreciation rather than base salary.

         Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for fiscal 2001 are described below. However, the compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         Base Salary. In setting base salaries, the compensation committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee. Each executive officer's base salary is adjusted each year on the basis of (i) the compensation committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Crossroads' performance and profitability may also be a factor in determining the base salaries of executive officers. For fiscal 2001, the base salary of the company's executive officers ranged from the 25th percentile to the 90th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

         Annual Incentives. In setting bonus amounts to executive officers, the compensation committee looks to external market data to assemble competitive variable compensation levels in competitive companies and markets. Based on the foregoing factors and the company's performance for fiscal year 2001, bonuses were awarded to the executive officers named in the Summary Compensation Table in the indicated amounts.

         Long-Term Incentives. Generally, stock option grants are made annually by the compensation committee to each of the company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Crossroads from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the company's common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with Crossroads. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to each executive officer is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO Compensation. In setting the total compensation payable to Brian R. Smith, who served in the capacity of Chief Executive Officer in fiscal 2001, the compensation committee has taken into consideration Mr. Smith's prior accomplishments and strategic leadership in our industry and also sought to make that compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the compensation committee looked to Crossroads' performance and stock price appreciation for a significant percentage of his total compensation.

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Crossroads' 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to Crossroads' executive officers for fiscal 2001 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to the company's executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of the company's executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the company's executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

         It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company's performance and the interests of Crossroads' stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Submitted by the compensation committee of the board of directors:

                                               Richard D. Eyestone


                                               Paul S. Zito

STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in our common stock, the Nasdaq Stock Market Index and the Nasdaq Computer Manufacturer Index.

                  COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN*
      AMONG CROSSROADS SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                                    [GRAPH]

                                   10/20/99  10/99    1/00      4/00     7/00     10/00    1/01     4/01      7/01    10/01
                                   --------  ------   ------   ------   ------   ------    -----    -----    -----    -----
CROSSROADS SYSTEMS, INC.            100.00   395.14   404.17   392.36    25.35    38.54    53.13    34.28    14.72    17.22
NASDAQ STOCK MARKET (U.S.)          100.00   106.48   140.32   137.58   134.51   120.13    98.26    75.17    72.19    60.35
NASDAQ COMPUTER MANUFACTURER        100.00   105.57   141.79   163.25   160.86   148.29    98.86    66.60    61.98    47.76

----------

* $100 INVESTED ON 10/20/1999 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING OCTOBER 31.

(1) The graph covers the period from October 20, 1999, the first date on which our common stock began trading following our initial public offering of shares of our common stock, to October 31, 2001.

(2) The graph assumes that $100 was invested in our common stock on October 20, 1999 and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

         Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the audit committee report nor the compensation committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports we received from such persons for their fiscal 2001 transactions in our common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for fiscal 2001, we believe that all reporting requirements under Section 16(a) for fiscal 2001 were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

                                  ANNUAL REPORT

         A copy of our Annual Report to Stockholders for fiscal 2001 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

         We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on January 17, 2002. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices located at 8300 N. MoPac Expressway, Austin, Texas 78759.





                              THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.



Dated: January 23, 2002

                            CROSSROADS SYSTEMS, INC.
                            1999 STOCK INCENTIVE PLAN


              AS AMENDED AND RESTATED EFFECTIVE January  ___, 2002



                                  ARTICLE ONE

                               GENERAL PROVISIONS


I.       PURPOSE OF THE PLAN

         This 1999 Stock Incentive Plan is intended to promote the interests of Crossroads Systems, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         A. The Plan shall be divided into five separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  (ii) the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special options,

                  (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                  (iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock; and

                  (v) the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

         B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

         A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board unless otherwise determined by the Board. Beginning with the Section 12 Registration Date, the following provisions shall govern the administration of the Plan:

                  (i) The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to
         Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

                  (ii) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

                  (iii) Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program.

         B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

                  (i) to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

                  (ii) to determine, with respect to awards made under the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

                  (iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

                  (iv) to take such other discretionary actions as permitted pursuant to the terms of the applicable program.

                                       2.

Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.

         C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.

IV.      ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  (i) Employees,

                  (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                  (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

         C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to the increases in Paragraph B below, the maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Seven Million Three Hundred Sixty Eight Thousand Nine Hundred Twenty Three (7,368,923) shares. Such authorized share reserve consists of (i) 3,868,923 shares originally reserved under the Plan, including shares incorporated from the Predecessor Plans, (ii) 500,000 shares added to the Plan as a result of the January 2001 automatic annual increase, (iii) an increase of 1,000,000 shares authorized by the Board and approved by the stockholders at the 2001 Annual Stockholders Meeting, (iv) 1,000,000 shares added to the Plan as a result of the January 2002 automatic annual increase, plus (iii) an increase of One Million (1,000,000) shares authorized by the Board subject to stockholder approval at the 2002 Annual Stockholders Meeting.

                                       3.

         B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with calendar year 2002, by an amount equal to four percent (4%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall such annual increase exceed one million (1,000,000) shares.

         C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than One Million (1,000,000) shares of Common Stock in the aggregate per calendar year, beginning with the 1999 calendar year, subject to stockholder approval at the 2002 Annual Stockholders Meeting.

         D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall not be available for subsequent issuance.

         E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the



                                       4.

 Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                       5.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


I.      OPTION TERMS

         Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A. EXERCISE PRICE.

         1. The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

         2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Seven and the documents evidencing the option, be payable in one or more of the following forms:

                  (i) in cash or check made payable to the Corporation;

                  (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                  (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.


                                       6.

         C. CESSATION OF SERVICE.


         1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

                  (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                  (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                  (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  (iv) Should the Optionee's Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

         2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

                  (i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                  (ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

         D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                                       7.

         E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime (i) as a gift to one or more members of the Optionee's immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by one or more such family members or (ii) pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

         VII. INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

         A. ELIGIBILITY. Incentive Options may only be granted to Employees.


         B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

         C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred



                                       8.

ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

         VIII. CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. Each option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. Each option outstanding at the time of the Change in Control shall terminate as provided in Section III.C. of this Article Two.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

         D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

         E. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those

                                       9.

options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control.

         F. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall immediately terminate upon such Involuntary Termination.

         G. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Hostile Take-Over. Any such option shall become exercisable, immediately prior to the effective date of such Hostile Take-Over, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall terminate automatically upon the consummation of such Hostile Take-Over. Alternatively, the Plan Administrator may condition such automatic acceleration and termination upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

         H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         IX. STOCK APPRECIATION RIGHTS

         The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                                      10.

                                 ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM


         I. OPTION GRANTS

         The Primary Committee may implement the Salary Investment Option Grant Program for one or more calendar years beginning after the Underwriting Date and select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for each such calendar year. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Five Thousand Dollars ($5,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program on the first trading day in January for the calendar year for which the salary reduction is to be in effect.

         II. OPTION TERMS

         Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

         A. EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66-2/3%), where

                           X is the number of option shares,


                                      11.

                  A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

         C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

         D. CESSATION OF SERVICE. Each option outstanding at the time of the Optionee's cessation of Service shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the option term or (ii) the expiration of the three (3)-year period following the Optionee's cessation of Service. To the extent the option is held by the Optionee at the time of his or her death, the option may be exercised by his or her Beneficiary. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

         III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Service, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

         B. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at

                                      12.

the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation.

         IV. REMAINING TERMS

         The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                      13.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM


         I. STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

         A. PURCHASE PRICE.

         1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the issue date.

         2. Subject to the provisions of Section II of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                  (i) cash or check made payable to the Corporation, or

                  (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

                  B. VESTING/ISSUANCE PROVISIONS.

         1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

         2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.


                                      14.

         3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

         4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

         5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

         6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

         II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         B. The Plan Administrator may at any time provide for the automatic termination of one or more of those outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated rights upon (i) a Change in Control or Hostile Take-Over or (ii) an Involuntary Termination of the Participant's Service within a



                                      15.

designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control or Hostile Take-Over in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

         III. SHARE ESCROW/LEGENDS

         Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                      16.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM


         I. OPTION TERMS

                  A. GRANT DATES. Options shall be made on the dates specified below:

                           1. Each individual who is first elected or appointed
                  as a non-employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase Fifteen Thousand (15,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                           2. On the date of each Annual Stockholders Meeting
                  beginning with the 2000 Annual Stockholder Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase Five Thousand (5,000) shares of Common Stock.

                  B. EXERCISE PRICE.

                           1. The exercise price per share shall be equal to one
                  hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise price shall be payable in one or more
                  of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

                  D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 15,000-share option shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 5,000-share option shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

                  E. CESSATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Board service:


                                      17.

                           (i) Any option outstanding at the time of the
                  Optionee's cessation of Board service for any reason shall remain exercisable for a twelve (12)-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

                           (ii) Any option exercisable in whole or in part by
                  the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                           (iii) Following the Optionee's cessation of Board
                  service, the option may not be exercised in the aggregate for more than the number of shares for which the option was exercisable on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

                           (iv) However, should the Optionee cease to serve as a
                  Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

         II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control or Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option may, immediately prior to the effective date of such Change in Control or Hostile Take-Over, became fully exercisable for all of the shares of Common Stock at the time subject to such option and maybe exercised for all or any of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

         B. All outstanding repurchase rights shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding


                                      18.

options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

         D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

         III. REMAINING TERMS

         The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.


                                      19.

                                  ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM


         I. OPTION GRANTS

         The Board may implement the Director Fee Option Grant Program as of the first day of any calendar year beginning after the Underwriting Date. Upon such implementation of the Program, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each non-employee Board member who files such a timely election with respect to the annul retainer fee shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable.

         II. OPTION TERMS

         Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

                  A. EXERCISE PRICE.

                           1. The exercise price per share shall be thirty-three
                  and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise price shall become immediately due
                  upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula
         (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

                                      20.

                  C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of ten (10) years measured from the option grant date.

                  D. CESSATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee at the time of such cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

                  E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

                  Should the Optionee die after cessation of Board service but while holding one or more options, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the Optionee's Beneficiary. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

         III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Board service, each outstanding option held by such Optionee shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

         B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding


                                      21.

options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

         IV. REMAINING TERMS

         The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                      22.

                                 ARTICLE SEVEN

                                  MISCELLANEOUS


         I. NO IMPAIRMENT OF AUTHORITY

         Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         II. FINANCING

         The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

         III. TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share


                                      23.

vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

         IV. EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan became effective immediately on the Section 12 Registration Date. However, the Salary Investment Option Grant and Director Fee Option Grant Programs shall not be implemented until such time as the Primary Committee or the Board may deem appropriate. Options may be granted under the Discretionary Option Grant Program at any time on or after the Section 12 Registration Date.

         B. The Plan shall serve as the successor to the Predecessor Plan, and no further options or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

         C. The Plan was amended by the Board on January 12, 2001, and approved by the stockholders at the 2001 Annual Stockholders Meeting, in order to (i) increase the number of shares of the Company's Common Stock reserved for issuance under the Plan by an additional 1,000,000 shares; and (ii) increase the number of shares by which the share reserve under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2002, from two percent (2%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year (subject to a maximum annual increase of 500,000 shares) to four percent (4%) of such outstanding shares (subject to a maximum annual increase of 1,000,000 shares).

         D. The Plan was amended by the Board on January ____, 2002, subject to stockholder approval at the 2002 Annual Stockholders Meeting, in order to (i) increase the number of shares of the Company's Common Stock reserved for issuance under the Plan by an additional 1,000,000 shares; and (ii) increase the maximum number of shares any one participant may receive pursuant to option grants, separately exercisable stock appreciation rights or direct stock issuances from 500,000 shares of common stock in the aggregate per calendar year to 1,000,000 shares of common stock in the aggregate per calendar year.

         E. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

         F. The Plan shall terminate upon the earliest of (i) September 30, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested


                                      24.

shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

         V. AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

         VI. USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

         VII. REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable


                                      25.

listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

         VIII. NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.



                                      26.

                                    APPENDIX


         The following definitions shall be in effect under the Plan:

         A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

         B. BENEFICIARY shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

         C. BOARD shall mean the Corporation's Board of Directors.

         D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                  (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

                  (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

                  (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept.

         E. CODE shall mean the Internal Revenue Code of 1986, as amended.

         F. COMMON STOCK shall mean the Corporation's common stock.

         G. CORPORATION shall mean Crossroads Systems, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Crossroads Systems, Inc. which shall by appropriate action adopt the Plan.

         H. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the director fee option grant program in effect under the Plan.

         I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                  (iv) For purposes of any options made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

         M. HOSTILE TAKE-OVER shall mean:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
         (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

         Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. OPTION SURRENDER VALUE shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation or, in the event of a Hostile Take-Over, effected through a tender offer, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over, if greater. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

         T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

         U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         X. PLAN shall mean the Corporation's 1999 Stock Incentive Plan, as set forth in this document.

         Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

         Z. PREDECESSOR PLAN shall mean the Corporation's pre-existing 1996 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

         AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

         BB. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment grant program in effect under the Plan.

         CC. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

         DD. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12(g) of the 1934 Act.

         EE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         FF. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         GG. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         HH. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         II. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         JJ. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         KK. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

         LL. UNDERWRITING DATe shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

         MM. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

[FRONT OF CARD]

                            CROSSROADS SYSTEMS, INC.

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the "Annual Meeting") of Crossroads Systems, Inc., a Delaware corporation ("Crossroads"), and the related Proxy Statement dated January 23, 2002, and appoints Reagan Y. Sakai and Patricia E. Prince, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Crossroads which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held March 1, 2001 at the offices of Brobeck, Phleger & Harrison LLP, 4801 Plaza on the Lake, Austin, Texas 78746, at 9:00 a.m. Central Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

1.   TO ELECT THE FOLLOWING (2) NOMINEES AS DIRECTORS:

     Class I Directors to serve for a three-year term ending at the 2005 annual meeting of stockholders or until their successors are duly elected and qualified:

                                    David L. Riegel
                                     Brian R. Smith

     [ ] FOR ALL nominees   [ ] WITHHOLD AUTHORITY to vote for ALL nominees

     [ ] FOR all nominees listed EXCEPT those listed below

     INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

                                     (continued and to be signed on the reverse)

[REVERSE OF CARD]

(continued from front)

2.   [ ] FOR     [ ] AGAINST    [ ] ABSTAIN   TO APPROVE AN AMENDMENT OF THE
                                              1999 STOCK INCENTIVE PLAN.

3.   [ ] FOR     [ ] AGAINST    [ ] ABSTAIN   TO RATIFY THE APPOINTMENT OF
                                              PRICEWATERHOUSECOOPERS LLP AS
                                              INDEPENDENT AUDITORS FOR
                                              CROSSROADS FOR THE FISCAL YEAR
                                              ENDING OCTOBER 31, 2002.

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

     The Board of Directors recommends a vote FOR both of the directors listed above and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified hereon. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF BOTH OF THE DIRECTORS LISTED ABOVE AND "FOR" EACH OF THE LISTED PROPOSALS.

     Please print the name(s) appearing on each share
     certificate(s) over which you have voting authority:
                                                         ----------------------------------------------------------------
                                                          (Print name(s) exactly as it (they) appear(s) on certificates)

     Please sign your  name:                                                      Date:                            , 2002
                           --------------------------------------------------         -----------------------------
                                    (Authorized Signature(s))

     IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.